                              EMPLOYMENT AGREEMENT
                              --------------------


     This Agreement is made as of the ____ day of __________, 1996 between [NEW SOMAR, Inc.,] a Delaware corporation (the "Company"), TeleSpectrum Worldwide Inc., a Delaware corporation ("Parent") and Gregory M. Alcorn (the "Employee").

                                    RECITALS
                                    --------

     The Employee is currently the President and Chief Operating Officer of SOMAR, Inc. (the "Seller"). The Company has agreed to acquire substantially all of the Seller's assets and business pursuant to the Asset Purchase Agreement dated as of April 26, 1996, as amended and restated as of May 20, 1996, by and among the Parent, the Seller, and Richard W. Virtue (the "Purchase Agreement"). It is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement that the Company and the Employee enter into this Agreement.

     The Company desires to employ the Employee, and the Employee desires to provide services to the Company, upon the terms and conditions hereinafter set forth.

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.   Employment.  During the term of the Employee's employment under this
     ----------
Agreement (the "Employment Term"), the Employee shall be the President of the Company and shall perform such duties consistent with such office as are assigned by the Company's Board of Directors. Employee shall be responsible for the day-to-day business operations and affairs of the Company. In addition, the Employee from time to time shall perform such duties for Parent consistent with his status as one of the senior officers of one of the Parent's operating units as are assigned from time to time by the Parent's Board of Directors and Employee shall be a member of the Senior Executive Operating Committee of such Board which is intended to be the primary non-Board Operating Committee of Parent and to include officers of each of the Parent's principal operating units. Except for periodic travel incident to Employee's duties hereunder, Employee shall not be required to perform his duties hereunder outside a 35 mile radius of the Company's current principal office.

     (b) Employee represents to the Company that he is not subject or a party to any employment agreement, non-competition covenant, non-disclosure agreement or any other agreement, covenant, understanding or restriction of any nature which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Company.

2.   Performance.
     -----------

     The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment and charitable activities so long as they do not interfere with the performance of his duties hereunder.

3.   Term.
     ----

     The Employment Term shall begin on the date hereof and shall continue until _____________, 2000, unless terminated prior thereto in accordance with Sections 5 or 6.

4.   Compensation for Employment.
     ---------------------------

     (a) The basic annual rate of compensation of the Employee for his employment services to the Company during the Employment Term shall be $195,000 (such amount, as adjusted in accordance with this Section 4, is referred to herein as the "Salary"), which the Company shall pay to the Employee in equal installments in accordance with the normal payroll policies of the Company.

     (b) The Employee shall be eligible to receive an annual bonus in an amount up to $195,000 (such amount, as adjusted from time to time, is referred to herein as the "Bonus"). Of the annual Bonus, $97,500 shall be payable upon the
achievement by the Company of EBIT   in 1996 of $_________, and with respect to
1997, 1998, 1999 and 2000, the achievement of EBIT equal to 100% of the Company's projected EBIT in such year as set forth in the Company's annual business plan for such year. (Such projected EBIT in any such year is referred to as the "Target EBIT.") The remainder of the Bonus in any year shall be payable in an amount equal to 10% of the amount by which EBIT exceeds the Target EBIT, limited to $97,500 in the aggregate.

     "EBIT" shall mean the Income From Operations of the Company as calculated in accordance with GAAP and, with respect to 1996, in a manner consistent (including the basis of presentation) with the audited financial statements of the Seller for the fiscal year ended December 31, 1995. For purposes of this calculation and in order to present EBIT on a consistent basis with the Seller's EBIT for its fiscal year ended December 31, 1995, EBIT will be adjusted for any of the following items:

          (1) any expenses, charges and write-downs or any losses resulting from the sale, conversion or other disposition of capital assets, other than in the ordinary course of business, or inconsistent with the past practice;

          (2) any excess depreciation from assets as a result of the write-up of any such asset's basis;

          (3) any amortization of goodwill or other intangibles from the write-up of such items;

          (4) any management fees or allocations of overhead costs attributable to the Buyer except for such fees or allocations attributable to those administrative or other functions previously performed by the Company to the extent that such fees or allocations do not exceed the cost which the Company would incur in performing such services; and

          (5) any changes in accounting policies, principals or new pronouncements.

     (c) During the Employment Term, the Company shall provide the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits") at such levels that are provided to the senior officers of the Parent's other operating units; provided,
                                                                       --------
however, that such level shall not be materially less than the level provided to
- -------
Employee by the Seller during the full twelve months prior to the date of this Agreement.

     (d) All amounts payable by the Company under this Section 4 shall be subject to proration based upon the number of days in each such year that the Employee was employed by the Company hereunder.

     (e) The Company shall reimburse the Employee for those expenses that are incurred by him in connection with the performance of his duties under this Agreement, are reasonably related to the Company's business or that have been approved in writing by the Chairman of the Company's Board of Directors.

5.   Termination Without Compensation.
     --------------------------------

     (a) Total Disability.  If the Employee becomes totally disabled (as defined
         ----------------
below), the Company may terminate the Employment Term by notice to the Employee, and as of the termination date, the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) unpaid Salary, Fringe Benefits and Bonus, if any, that have accrued through the date of termination; and (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under any group disability plan maintained by the Company and in effect at that time, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute under this Section 5(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

     (b) Death.  If the Employee dies, this Employment Agreement shall terminate
         -----
on the date of death, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through his except that the Employee's estate shall receive any unpaid Salary, Fringe Benefits and Bonus, if any, that have accrued through the date of termination.

     (c) Cause.  The Company may terminate the Employment Term for "cause" by
         -----
giving the Employee 30 days' notice of the termination date, and as of the termination date, the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary, Fringe Benefits and Bonus, if any, that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the Employee's (i) breach of (other than by reason of illness, injury or incapacity) of any of the material terms or provisions of this Agreement, (ii) the willful and substantial failure to comply fully with the lawful directives of the Board, (iii) substantial and willful misconduct, (iv) material neglect of the Company's business, (v) conviction of a felony or other crime involving moral turpitude, (vi) misappropriation of funds or (vii) habitual abuse of alcohol, narcotics or other controlled substances. In the case of a termination for "cause," the notice of termination shall specify the basis for the Company's determination of "cause"; provided, however, the in the case of conduct described in clauses (i), (ii),
- --------  -------
(iii) and (iv) above, such conduct shall not constitute "cause" for the purposes of this paragraph (c) unless (A) the Board shall have given the Employee notice setting forth with specificity (1) the conduct deemed to constitute "cause," (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time (not less than 5 days) within which the Employee may take such remedial action, and (B) the Employee shall not have taken such specified remedial action within such specified reasonable time.

6.   Termination With Compensation.  The Company shall have the right to
     -----------------------------
terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Company shall continue to pay to the Employee the Salary and continues to provide the Fringe Benefits listed in paragraph (a) of Exhibit A hereto through the end of the Employment Term, and as of the termination date, the Company shall not have any further liability or obligation to the Employee. The Salary to be paid and the Fringe Benefits to be provided under this Section 6 are referred to herein as the "Termination Compensation." The Employee shall not be entitled to any Termination Compensation unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever under this Agreement, except for the Company's obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation to be provided under this Section 6 is to be provided in consideration for the above-specified release. The Company's obligations under this Section 6 shall be reduced by and to the extent of any income earned by the Employee through employment with an employer other than the Company that is received by or accrued for the benefit of the Employee during the remainder of the Employment Term; provided, however, that
      --------  -------
such obligations shall only be so reduced by any such earnings if the Company, upon written request from the Employee, grants a waiver of its rights under
Section 7 hereunder.


7.   Agreement Not to Compete.
     ------------------------

          (a) The Employee covenants that for the period beginning on the termination of Employee's employment hereunder and ending on the second anniversary of the date of such termination of employment hereunder (the "Restricted Period"), he will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with or use or permit his name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the business conducted by the Company or the Parent at any time during such period within any portion of the United States in the direct marketing business which includes inbound and outbound telemarketing, fulfillment, direct mail, customer retention and market research (the "Business"). It is recognized by the Employee and the Company that the Business is and is expected to continue to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 7(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Employee as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934.

          (b) The Employee further covenants that during the Restricted Period, he will not, either directly or indirectly, (i) call on or solicit any person who or which has been a customer of the Company with respect to the activities prohibited by Section 7(a) or (ii) solicit the employment of any person who is employed by the Company during such period on a full or part-time basis.

          (c) The Employee recognizes and acknowledges that by reason of his ownership of and employment by the Seller and the Company he has had access to Confidential Information relating to the Business. The Employee acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the date hereof to any person for any reason whatsoever, unless such information (i) is in the public domain through no wrongful act of Employee, (ii) has been rightfully received from a third party without restriction and without breach of this Agreement or (iii) except as may be required by law.

          (d) The Employee acknowledges that the restrictions contained in this
Section 7 are reasonable and necessary to protect the legitimate interests of the Parent and the Company, and that any violation will result in irreparable injury to the Parent and the Company.

          (e) The Employee agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of this
Section 7 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (f) The covenants set forth in this Section 7 shall be in addition to not in limitation of any similar covenants set forth in the Purchase Agreement.


8.   Inventions, Designs and Product Developments.
     --------------------------------------------

     All inventions, innovations, designs, ideas and product developments, developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term or during his employment by the Company prior to the commencement of the Employment Term and that relate to the actual or planned business activities of the Company (collectively, the "Developments") and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all material and substantial Developments to the Board. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other reasonable acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by his in compliance with the provisions of this Section 8.

9.   Confidential Information.
     ------------------------

     (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

     (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by his or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.  Remedies.
     --------

     The Employee expressly acknowledges that the remedy at law for any breach of Sections 7, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.  General.
     -------

     (a) Governing Law.  The terms of this Agreement shall be governed by the
         -------------
laws of the Commonwealth of Pennsylvania.

     (b) Company.  For purposes of Sections 7, 8, 9 and 10, the term "Company"
         -------
shall be deemed to include any incorporated or unincorporated entities that are controlled, directly or indirectly, by the Company through ownership, agreement or otherwise.

     (c) Binding Effect.  All of the terms and provisions of this Agreement
         --------------
shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

     (d) Notices.  All notices required to be given under this Agreement shall
         -------
be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

          TO EMPLOYEE:

               Mr. Gregory M. Alcorn
               [insert address]

               with a copy to:



          TO THE COMPANY:

               [NEW SOMAR]
               443 S. Gulph Road
               King of Prussia, PA  19406
               Fax:  610-962-5109
               Attn:  Chairman of the Board

               With a copy to:

                    Morgan, Lewis & Bockius LLP
                    2000 One Logan Square
                    Philadelphia, PA  19103
                    Fax:  215-963-5299
                    Attn:   Stephen M. Goodman, Esquire


     (e) Entire Agreement; Modification.  This Agreement constitutes the entire
         ------------------------------
agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

     (f) Duration.  Notwithstanding the termination of the Employment Term and
         --------
of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

     (g) Waiver.  No waiver of any breach of this Agreement shall be construed
         ------
to be a waiver as to succeeding breaches.

     (h) Severability.  If any provision of this Agreement or application
         -------------
thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (i) Guaranty.  Parent hereby unconditionally guarantees the full, prompt
         ---------
and faithful payment of all the payments and the full, prompt and faithful performance of all the other obligations of Company pursuant to this Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, subject, in each case, to any and all defenses which the Company or Parent may have to any such payment or performance or hereunder.



     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                              NEWCO, INC.


                              By:__________________________
                                 Chairman of the Board


                              TELESPECTRUM WORLDWIDE INC.


                              By:__________________________
                                 Chairman of the Board



                              _____________________________
                              GREGORY M. ALCORN

                                                                       EXHIBIT A

                                FRINGE BENEFITS
                                ---------------



     (a) Health insurance for the Employee, with the same benefits generally provided to the Company's most senior executive employees from time to time during the Employment Term.

     (b) Eligibility to participate in any 401(k) savings plans maintained by the Company during the Employment Term.

     (c)  Term life insurance.

     (d) Eligibility to participate in any employee stock option plan maintained by the Company during the Employment Term.

     (e) Reimbursement, in accordance with the Company's policies, upon proper accounting, of the monthly fee of a mobile telephone and charges for any business telephone calls made on the Employee's personal telephone.

     (f) Paid holidays in accordance with the Company's policies.

     (g) Paid vacation of four weeks per year.